                                                                   EXHIBIT 10.18
                                                                   -------------


                                         December 16, 1997



Dr. Joseph A. Mollica
101 College Road East
Princeton Forrestal Center
Princeton, NJ  08540


Dear Joe:

          As you know, the letter agreement between you and Pharmacopeia, Inc. (the "Company") dated January 12, 1994 (the "1994 Letter") provided for a term of employment of three years. Now that such term has expired, the purpose of this letter is to set forth the principal terms of your continued employment with the Company. Upon acceptance by you this letter shall constitute a binding agreement between you and the Company effective as of November 1, 1997.


Position:              Chairman of the Board of Directors and Chief
--------               Executive Officer.

Compensation:          Your annual compensation is $365,000 per year (pre-tax),
------------           payable in equal monthly installments, subject to review
                       by the Board of Directors in February of each year (the
                       "Base Salary").

Expenses:              Expenses incurred on the Company's behalf will be
--------               reimbursed in accordance with the Company's expense
                       reimbursement policy.

Bonus:                 A bonus target of thirty-five percent (35%) of the
-----                  Base Salary as determined in accordance with the
                       Company's existing compensation policy, or such other amount as the Board shall establish for its Chief
                       Executive Officer pursuant to the Company's Bonus Program for Senior Management. Bonuses will be paid on February
                       15 of each year provided you are employed by the Company or are receiving severance payments on such date.
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Dr. Joseph A. Mollica
December 16, 1997
Page 2


Equity:                The shares of Common Stock that you were entitled
------                 to purchase under the terms of the 1994 Letter (the
                       "Common Stock") will continue to vest under the terms provided in the 1994 Letter; provided that, in addition to such terms, in the event that you terminate your employment for Good Reason (as defined below), the shares of Common Stock shall continue to vest at the rate set forth in the 1994 Letter during the period that the Company is obligated to continue to pay your salary as set forth below.

Benefits:              You will be entitled to receive the Company's standard
--------               medical, dental, disability and life insurance benefits
                       for you and your family. You will be entitled to participate in all compensation and benefit programs established for senior management.

Vacation:              You will be entitled to take accrued vacation in
--------               accordance with the Company's standard vacation policy.

Term of Employment:    Your employment term will be three years from the date
------------------     hereof (the "Period of Employment") subject to extension
                       by mutual agreement of you and the Company, provided, however, that the Company will give you not less than six months' notice of (i) involuntary termination of your employment (except for termination for Cause) following the Period of Employment or (ii) the Company's intention not to extend the Period of Employment.

Severance:             In the event your employment is terminated by the
---------              Company without Cause during the Period of Employment,
                       or in the event that during the Period of Employment you terminate your employment by the Company for Good Reason, the Company will continue to pay your Base Salary plus bonus and continue to provide benefits at the Company's expense as set forth above until fifteen months after the date of such termination, provided that the Company's obligation to continue to pay such salary shall cease as of the date you commence full-time employment with another business entity.

                       For the purposes of this agreement, "Cause" shall mean the occurrence of any of the following: (a) any intentional action or intentional failure to act by you which was performed in bad faith and to the material detriment of the Company; (b) you refuse to follow the reasonable directives of the Board of Directors; or (c) you are convicted of a felony crime involving

Dr. Joseph A. Mollica
December 16, 1997
Page 3

                       moral turpitude; provided that in the event that any of the foregoing events is capable of being cured, the Company shall provide written notice to you describing the nature of such event and you shall thereafter have fifteen (15) days to cure such event. For the purposes of this agreement, "Good Reason" shall mean the occurrence of any of the following: (a) your being removed as Chief Executive Officer, or Chairman of the Board of Directors, of the Company; or (b) a reduction of ten percent (10%) or more of the Base Salary, unless made simultaneously with a similar reduction of the base salaries of all the Company's executive officers. In the event your employment is terminated by the Company with Cause, or is terminated by you without Good Reason, you shall not be entitled to any severance compensation as set forth above.

Change in Control:     In the event that the Company is acquired by way of
-----------------      merger, sale of assets, or acquisition of more than
                       fifty percent (50%) of the outstanding voting securities of the Company by a single entity during the Period of Employment (the "Acquisition")

                       (i) if the acquiror makes an offer to purchase all existing shares of the Company, you will be entitled to tender all shares of Common Stock owned by you, provided that the consideration paid in respect of shares which were at the time subject to the Company's repurchase option shall be placed in escrow and shall be released to you ratably over the balance of the Period of Employment, with unreleased shares (or consideration paid in respect thereof) being subject to forfeiture only in the event that you voluntarily terminate your employment without Good Reason, or your employment is terminated with Cause by the Company or by the acquiror, before the expiration of the Period of Employment; and

                       (ii) if (A) prior to or contemporaneously with
                            consummation of an Acquisition, the corporation acquiring the Company's assets or into which the Company is merged fails to assume and thereafter perform the obligations of the Company under this Agreement or (B) at any time after an Acquisition and during the Period of Employment your employment shall be involuntarily terminated without Cause, then in either such case (1) you shall be entitled to an immediate payment by the

Dr. Joseph A. Mollica
December 16, 1997
Page 4

                            Company of all severance benefits as described herein and (2) any right of the Company to repurchase shares of the Common Stock shall be extinguished.

Death:                 In the event of your death, your Base Salary through
-----                  the month of your death will be paid to your estate.

Indemnification:       The Company agrees to indemnify you to the fullest
---------------        extent permitted by Delaware law, including mandatory
                       advancement of costs allowed by law.

Board Authorization:   The terms of this letter agreement have been approved
-------------------    by the Board of Directors of the Company and will be
                       set forth in a duly adopted resolution of the Board of Directors contained in the minute book of the Company.

Governing Law:         This Agreement shall be construed under and governed
-------------          by the laws of the State of New Jersey.


     If the foregoing accurately reflects our agreement, please so indicate by signing where indicated below and returning the enclosed duplicate copy of this letter to me.


                                         Sincerely,


                                         Samuel D. Colella
                                         On behalf of the Board of Directors of
                                         Pharmacopeia, Inc.


The foregoing is agreed and accepted.

/s/ Joseph A. Mollica
-------------------------------
Dr. Joseph A. Mollica

    December 16, 1997
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Date